EXHIBIT NO. 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-25359) of Orange and Rockland Utilities, Inc. of our report dated May 15, 2000, included in this Form 11-K.


PricewaterhouseCoopers LLP

New York, New York
May 15, 2000